Exhibit 99.1

CONTACT:	Edward Heffernan Chief Financial Officer Alliance Data Systems Tel: 972-348-5191 Media: Shelley Whiddon Tel: 972-348-4310
Alliance Data Share Repurchase Programs Increased To $300 Million
DALLAS, Texas, Oct. 27, 2005 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that its board of directors has approved a new stock repurchase program that authorizes the company to buy back up to an additional $220 million of its outstanding common stock over the next 12 months. This new repurchase program is in addition to an earlier program, announced in June 2005, which authorized the repurchase of $80 million of the company’s common stock.
“Our expanded share repurchase program underscores the company’s long-term commitment to advancing total shareholder value,” said Alliance Data chairman and CEO Mike Parks. “Our confidence in the strength of our business model, combined with a strong balance sheet and cash flow, provides us the opportunity to further expand our stock repurchase program. Our board believes ADS common stock is an attractive purchase at these prices and, in addition to other strategic opportunities that we’ll continue to evaluate, is a wise investment and use of a portion of our available funds.”
The board’s authorized repurchase program includes both open market purchases as well as private transactions from time to time. Stock purchased as part of the program will be held as treasury stock. Previously provided guidance does not include any accretion that may occur under this repurchase program. The repurchase program’s terms have been structured to comply with the SEC’s Rule 10b-18, and the program is subject to market conditions, applicable legal requirements and other factors. The repurchase program does not obligate the company to acquire any specific number of shares and may be suspended or terminated at any time.
About Alliance Data
Alliance Data is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,500 associates at 35 locations in the United States and Canada. For more information about the company, visit its web site, http://www.AllianceDataSystems.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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